                                                                   Exhibit 10.58

                 SERIES B-1 PREFERRED STOCK PURCHASE AGREEMENT

         This Series B-1 Preferred Stock Purchase Agreement ("Agreement") effective as of February 27, 1998, is entered into by and between Cytel Corporation, a Delaware corporation ("CYTEL"), and Epimmune Inc., a Delaware corporation ("EPIMMUNE").

         WHEREAS, CYTEL desires to purchase from EPIMMUNE and EPIMMUNE desires to sell to CYTEL shares of Epimmune's preferred stock as provided for herein.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.   PURCHASE AND SALE OF SHARES

     1.1 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions hereof, at the Closing (as defined below) CYTEL shall purchase from EPIMMUNE, and EPIMMUNE shall issue and sell to CYTEL, 659,898 shares of EPIMMUNE Series B-1 Preferred Stock, par value $0.001 (the "Shares"), at a per share purchase price of $5.91, for an aggregate purchase price of $3,900,000, payable in cash.

     1.2 CLOSING. Subject to the terms of Sections 6 and 7, the closing of the sale and purchase of the Shares pursuant to Section 1.1 (the "Closing") shall be held on the date hereof or at such other time upon which CYTEL and EPIMMUNE shall agree. The Closing shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121.

     1.3 DELIVERY. At the Closing, subject to the terms and conditions hereof, EPIMMUNE shall deliver to CYTEL a stock certificate registered in the name of CYTEL representing the Shares purchased pursuant to Section 1.1 and dated as of the Closing against payment of the purchase price therefor by wire transfer, unless other means of payment shall have been agreed upon by EPIMMUNE and CYTEL.

2.   REPRESENTATIONS AND WARRANTIES OF EPIMMUNE.

         EPIMMUNE hereby makes the following representations and warranties to CYTEL, except as set forth in the Schedule of Exceptions attached hereto as Exhibit A:

     2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. EPIMMUNE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. EPIMMUNE is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

     2.2 AUTHORIZATION; DUE EXECUTION. EPIMMUNE has the requisite corporate power and authority to enter into this Stock Purchase Agreement and an Investor Rights Agreement substantially in the form attached hereto as Exhibit B (the "Investor Rights Agreement") and a Voting Agreement substantially in the form attached hereto as Exhibit C (the "Voting Agreement") (the Stock Purchase Agreement, the Investor Rights Agreement and the Voting Agreement are collectively referred to as the "Agreements") and to perform its obligations under the terms of the Agreements and, at the Closing, will have the requisite corporate power to sell the Shares. All corporate action on the part of EPIMMUNE, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Agreements has been taken. Each of the Agreements has been duly authorized, executed and delivered by EPIMMUNE, and, upon due execution and delivery by CYTEL, will be a valid and binding agreement of EPIMMUNE, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

     2.3 CAPITALIZATION. The authorized capital stock of EPIMMUNE consists or will consist as of the Closing of 20,000,000 shares of Common Stock, par value $0.001, and 10,000,000 shares of Preferred Stock, par value $0.001, of which 6,000,000 shares have been designated Series A Preferred Stock, 1,032,149 shares have been designated Series B Preferred Stock and 659,898 shares have been designated Series B-1 Preferred Stock. As of February 26, 1998, there were no shares of Common Stock outstanding and 6,000,000 shares of Series A Preferred Stock issued and outstanding. The rights, preferences and privileges of the Series A Preferred Stock, the Series B Preferred Stock and the Series B-1 Preferred Stock will, as of the Closing, be as set forth in EPIMMUNE'S Amended and Restated Certificate of Incorporation substantially in the form attached hereto as Exhibit C (the "Restated Certificate"). Other than as contemplated by the Agreements, the conversion rights of the Preferred Stock and options to purchase 1,460,791 shares of Common Stock issued, and 459,209 shares of Common Stock available for future option grants, to certain employees, officers, directors, consultants and advisors of EPIMMUNE, there are no subscriptions, options, warrants, rights or agreements (contingent or otherwise), including without limitation, conversion rights, preemptive rights, rights of first refusal or other rights or agreements, providing for the issuance by EPIMMUNE of Common Stock or other equity securities of EPIMMUNE. The Shares to be acquired by CYTEL pursuant to Section 1.1 above will constitute (i) approximately 8.58% of the outstanding shares of Common Stock of EPIMMUNE on an as-converted, undiluted basis, and (ii) approximately 7.21% of the outstanding Common Stock of EPIMMUNE on an as-converted, fully diluted basis, assuming exercise of all outstanding rights, warrants and options to acquire Common Stock.

     2.4 VALID ISSUANCE OF SHARES. The Shares when issued, sold and delivered in accordance with the terms hereof for the consideration set forth herein, will be duly and validly authorized and issued, fully paid and nonassessable and, based in part upon the representations of CYTEL in this Stock Purchase Agreement, will be issued in compliance with all applicable federal and state securities laws.

     2.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of EPIMMUNE is required in connection with the consummation of the transactions contemplated by the Agreements, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis.


                                       2.

     2.6 FINANCIAL INFORMATION. EPIMMUNE has provided to CYTEL unaudited financial statements as of and for the three-month period ended December 31, 1997 and the one month period ending January 31, 1998 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as disclosed therein, and present fairly the financial condition and position of EPIMMUNE as of the date thereof, subject to normal recurring year-end adjustments and except that they do not contain all footnotes required under generally accepted accounting principles.

     2.7 NO CONFLICT. The execution, delivery and performance by EPIMMUNE of the Agreements do not and will not violate any provision of EPIMMUNE's Certificate of Incorporation or By-laws, any provision of any order, writ, judgment, injunction, decree, determination or award to which EPIMMUNE is a party or by which it is bound, or to EPIMMUNE's knowledge, any law, rule or regulation (including, without limitation, the rules and regulations of the Securities and Exchange Commission (the "SEC") or any regulatory commission of any jurisdiction) currently in effect having applicability to EPIMMUNE.

     2.8 ABSENCE OF LITIGATION. There is no action, suit, proceeding or investigation (including any such matter related to EPIMMUNE's intellectual property) pending or currently threatened against EPIMMUNE or its properties before any court or governmental agency, which would, singly or in the aggregate, have a material adverse effect on EPIMMUNE's business, operations or assets, taken as a whole (nor, to the best of EPIMMUNE's knowledge, is there any basis therefor). There is no action, suit, proceeding or investigation which EPIMMUNE currently intends to initiate.

     2.9 CONFIDENTIALITY. EPIMMUNE hereby represents, warrants and covenants that it shall maintain in confidence, and shall not use or disclose without prior written consent of CYTEL, the terms of this Stock Purchase Agreement and any information identified in writing as confidential that is furnished to it by CYTEL in connection with this Stock Purchase Agreement. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by EPIMMUNE, (b) lawfully disclosed to EPIMMUNE by a third party who possessed such information without any obligation of confidentiality, (c) lawfully developed by EPIMMUNE independent of any disclosure by EPIMMUNE as supported by written records, or
(d) required to be disclosed pursuant to applicable law, regulation or order or requirement of a court, administrative agency or other government body (including the securities laws of any applicable jurisdiction); provided that if EPIMMUNE is required to make any such disclosure of such information it will to the extent practicable give reasonable advance notice to CYTEL of such disclosure requirement and will use its reasonable best efforts to secure confidential treatment of such information required to be disclosed. EPIMMUNE further covenants that it shall return to CYTEL all tangible materials containing such information upon request by Cytel. EPIMMUNE and CYTEL acknowledge and agree that EPIMMUNE will be required to disclose the issuance of the Shares contemplated by this Stock Purchase Agreement pursuant to applicable securities laws and regulations.

3.   REPRESENTATIONS AND WARRANTIES OF CYTEL.

         CYTEL hereby makes the following representations and warranties to EPIMMUNE as of the date hereof and the Closing:


                                       3.

     3.1 AUTHORIZATION; DUE EXECUTION. CYTEL has the requisite corporate power and authority to enter into the Agreements and to perform its obligations under the terms of the Agreements and, at the Closing, will have the requisite corporate power to purchase the Shares. All corporate action on the part of CYTEL, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Agreements has been taken. Each of the Agreements has been duly authorized, executed and delivered by CYTEL, and, upon due execution and delivery by EPIMMUNE, will be a valid and binding agreement of CYTEL, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

     3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Stock Purchase Agreement is made with CYTEL in reliance upon CYTEL's representation to EPIMMUNE, which by CYTEL's execution of this Agreement CYTEL confirms, that the Shares to be purchased by CYTEL will be acquired for investment for CYTEL's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that CYTEL has no present intention of selling, granting any participation in, or otherwise distributing the same (subject to the disposition of CYTEL's property being at all times within its control). By executing this Stock Purchase Agreement, CYTEL further represents that CYTEL does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

     3.3 DISCLOSURE OF INFORMATION. CYTEL has received all the information that it has requested and that it considers necessary or appropriate for deciding whether to enter into this Stock Purchase Agreement and to purchase the Shares. CYTEL further represents that it has had an opportunity to ask questions and receive answers from EPIMMUNE regarding the terms and conditions of the offering of the Shares.

     3.4 INVESTMENT EXPERIENCE. CYTEL is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. CYTEL also represents it has not been organized solely for the purpose of acquiring the Shares.

     3.5 ACCREDITED INVESTOR. CYTEL is an "accredited investor" as such term is defined in Rule 501 of the General Rules and Regulations prescribed by the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     3.6 RESTRICTED SECURITIES. CYTEL understands that (a) the Shares have not been, registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely and that CYTEL must, therefore, bear the economic risk of such investment indefinitely, unless in each case a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (b) each certificate representing the Shares will be endorsed with the following legend:


                                       4.

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

and (c) EPIMMUNE will instruct any transfer agent not to register the transfer of the Shares (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made, pursuant to the terms of this Agreement, and in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Stock Purchase Agreement.

     3.7 CONFIDENTIALITY. CYTEL hereby represents, warrants and covenants that it shall maintain in confidence, and shall not use or disclose without prior written consent of EPIMMUNE, the terms of this Stock Purchase Agreement and any information identified in writing as confidential that is furnished to it by EPIMMUNE in connection with this Stock Purchase Agreement. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by CYTEL, (b) lawfully disclosed to CYTEL by a third party who possessed such information without any obligation of confidentiality, (c) lawfully developed by CYTEL independent of any disclosure by EPIMMUNE as supported by CYTEL's written records, or (d) required to be disclosed pursuant to applicable law, regulation or order or requirement of a court, administrative agency or other government body (including the securities laws of any applicable jurisdiction); provided that if CYTEL is required to make any such disclosure of such information it will to the extent practicable give reasonable advance notice to EPIMMUNE of such disclosure requirement and will use its reasonable best efforts to secure confidential treatment of such information required to be disclosed. CYTEL further covenants that it shall return to EPIMMUNE all tangible materials containing such information upon request by EPIMMUNE.

4.   CONDITIONS OF CYTEL'S OBLIGATIONS

         The obligations of CYTEL under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived by Cytel (and which conditions shall be deemed to have been fulfilled or waived upon the occurrence of the Closing):

     4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of EPIMMUNE contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of said date.

     4.2 PERFORMANCE. EPIMMUNE shall have performed and complied with all agreements, obligations and conditions in this Stock Purchase Agreement, if any, that are required to be performed or complied with by it on or before the Closing.

     4.3 DELIVERY OF SHARES. EPIMMUNE shall have tendered delivery of the Shares specified in Section 1.1 at the Closing.


                                       5.

     4.4 INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as Exhibit B shall have been executed and delivered by EPIMMUNE and G.D. Searle & Co.

     4.5 VOTING AGREEMENT. A Voting Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by EPIMMUNE and G.D. Searle & Co.

     4.6 FILING OF AMENDED AND RESTATED CERTIFICATE. The Restated Certificate in the form attached hereto as Exhibit D shall have been filed with the Secretary of State of Delaware.

     4.7 BOARD OF DIRECTORS. Upon the Closing, the authorized size of the Board of Directors of Epimmune shall be five members and the Board shall consist of Howard E. Greene, Jr., Virgil D. Thompson, Robert L. Roe, Deborah Schueren and Nancy D. Rasmussen.

     4.8 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to CYTEL, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

5.   CONDITIONS OF EPIMMUNE'S OBLIGATIONS

         The obligations of EPIMMUNE under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by CYTEL, any of which may be waived by EPIMMUNE (and which conditions shall be deemed to have been fulfilled or waived upon the occurrence of the Closing):

     5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of CYTEL contained in Section 3 hereof shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of said dates.

     5.2 PERFORMANCE. CYTEL shall have performed and complied with all agreements, obligations and conditions in this Stock Purchase Agreement, if any, that are required to be performed or complied with by it on or before the Closing.

     5.3 PAYMENT OF PURCHASE PRICE. CYTEL shall have tendered delivery of the purchase price for the Shares specified in Section 1.1 at the Closing.

     5.4 INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as Exhibit B shall have been executed and delivered by CYTEL.

     5.5 VOTING AGREEMENT. A Voting Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by CYTEL.

     5.6 FILING OF AMENDED AND RESTATED CERTIFICATE. The Restated Certificate in the form attached hereto as Exhibit D shall have been filed with the Secretary of State of Delaware.


                                       6.

     5.7 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to EPIMMUNE, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

6.   INDEMNIFICATION

     6.1 INDEMNIFICATION OF CYTEL. EPIMMUNE agrees to indemnify and hold harmless CYTEL and its permitted successors and assigns from and against any and all (i) liabilities, losses, costs or damages ("Loss") and (ii) reasonable attorneys' and accountants' fees and expenses, court costs and all other reasonable out-of-pocket expenses ("Expense") incurred by CYTEL or its permitted successors and assigns arising from (A) any breach or failure to perform by EPIMMUNE of any of its covenants or agreements contained in this Agreement; or
(B) any breach of any warranty or the inaccuracy of any representation of EPIMMUNE contained in this Agreement.

     6.2   NOTICE OF CLAIMS BY CYTEL. If any person indemnified under Section
6.1 hereof believes it has suffered or incurred any Loss or incurred any Expense as to which it is entitled to indemnification under Section 6.1 hereof, such person shall so notify EPIMMUNE promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement, or any agreement or instrument contemplated hereby, or any certificate delivered pursuant hereto or thereto in respect of which such Loss or Expense shall have occurred; and if any action at law or suit in equity is instituted by or against a third party with respect to which any such indemnified person intends to claim any Loss or Expense under Section 6.1, such indemnified person shall promptly notify the indemnifying party of such action or suit; provided that failure to give such notice shall not abrogate or diminish EPIMMUNE's obligations under Section 6.1 if EPIMMUNE has or receives timely actual knowledge of the existence of any such claim by any other means or except to the extent such failure prejudices EPIMMUNE.

     6.3 INDEMNIFICATION OF EPIMMUNE. CYTEL agrees to indemnify and hold harmless EPIMMUNE and its permitted successors and assigns from and against any and all Loss and Expense incurred by EPIMMUNE and its permitted successors and assigns arising from (i) any breach or failure to perform by CYTEL of any of its covenants or agreements contained in this Agreement; or (ii) any breach of any warranty or the inaccuracy of any representation of CYTEL contained in this Agreement.

     6.4   NOTICE OF CLAIMS BY EPIMMUNE. If any person indemnified under Section
6.3 believes that it has suffered or incurred any Loss or incurred any Expense as to which it is entitled to indemnification under Section 6.3, such person shall so notify CYTEL or the person responsible for such indemnification promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement, or any agreement or instrument contemplated hereby, or any certificate delivered pursuant hereto or thereto in respect of which such Loss or Expense shall have occurred; and if any action at law or suit in equity is instituted by or against a third party with respect to which any such indemnified party intends to claim any Loss or Expense under Section 6.3, such indemnified party shall promptly notify the indemnifying party of such action or suit; provided that failure to give such notice shall not abrogate or diminish CYTEL's obligations under Section 6.3 if CYTEL has or receives timely actual knowledge of the existence of any such claim by any other means or except to the extent such failure prejudices CYTEL.


                                       7.

     6.5 THIRD PARTY CLAIMS. The indemnifying party shall have the right to participate in, and, to the extent the it so desires, jointly with any other indemnitor similarly noticed, to assume the defense of any third party claim, demand, action or other proceeding with counsel selected by the indemnifying party; provided, however, that the indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in such proceedings. So long as the indemnifying party has received notice of any third party claim, demand, action or proceeding for which any indemnified party intends to claim any Loss or Expense, and within a reasonable period thereafter the indemnifying party has assumed the defense thereof, the indemnity obligations under this Article 6 shall not apply to amounts paid in settlement of such third party claim, demand, action or proceeding if such settlement is effected without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. The indemnifying party may not settle or otherwise consent to an adverse judgment in any such third party claim, demand, action or proceeding action that diminishes the rights or interests of the indemnified party without the prior express written consent of the indemnified party. The indemnified party, its employees and agents, shall cooperate reasonably with the indemnifying party and its legal representatives in the investigation of any third party claim, demand, action or proceeding covered by this Article 6.

7.   MISCELLANEOUS PROVISIONS

     7.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     7.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California, as applied to contracts executed and performed entirely within the State of California, without regard to conflicts of laws rules.

     7.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.


                                       8.

     7.5 ASSIGNMENT. This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by either party without the written consent of the other party; provided, however, that either EPIMMUNE or CYTEL may, without such consent, assign this Agreement and its rights and obligations hereunder (a) in connection with the transfer or sale of all or substantially all of that portion of its business relating to its performance of its respective obligations hereunder or (b) in the event of its merger or consolidation with another company at any time during the term of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any other permitted assignee shall also assume all obligations of its assignor under this Agreement.


     7.6 NOTICES. Any notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid, addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

EPIMMUNE:                           Epimmune Inc.
                                    6555 Nancy Ridge Drive, Suite 200
                                    San Diego, California  92121
                                    Attention:  President
                                    Tel:  (619) 404-7171
                                    Fax:  (619) 404-7177

WITH A COPY TO:                     COOLEY GODWARD LLP
                                    4365 Executive Drive, Suite 1100
                                    San Diego, CA 92121
                                    Attn:  Frederick T. Muto, Esq.
                                    Tel:  (619) 550-6010
                                    Fax:  (619) 453-3555

CYTEL:                              CYTEL CORPORATION
                                    3525 John Hopkins Court
                                    San Diego, California 92121
                                    Attention:  President
                                    Tel:  (619) 552-3000
                                    Fax:  (619) 552-8801

WITH A COPY TO:                     COOLEY GODWARD LLP
                                    4365 Executive Drive, Suite 1100
                                    San Diego, CA 92121
                                    Attn:  Frederick T. Muto, Esq.
                                    Tel:  (619) 550-6010
                                    Fax:  (619) 453-3555

                                       9.

     7.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. CYTEL agrees to indemnify and hold harmless EPIMMUNE from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which CYTEL or any of its officers, partners, employees or representatives is responsible. EPIMMUNE agrees to indemnify and hold harmless CYTEL from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which EPIMMUNE or any of its officers, employees or representatives is responsible.

     7.8 EXPENSES. Irrespective of whether the Closing is effected, each party shall bear its own costs with respect to the negotiation, execution, delivery and performance of this Agreement.

     7.9 AMENDMENTS AND WAIVERS. Except as specified in this Section 7.9, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of EPIMMUNE and CYTEL.

     7.10 SEVERABILITY. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.11 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. 7.12 FURTHER ASSURANCES. Each party hereto agrees to do such further actions and things, and to execute and deliver such additional agreements and instruments, as either party may reasonably request of the other to effectuate the transactions contemplated by this Agreement.







                                      10.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.


CYTEL CORPORATION                           EPIMMUNE INC.


By: /s/ Virgil Thompson                     By: /s/ Deborah Schueren
    -------------------------                   --------------------------
Name: Virgil Thompson                       Name: Deborah Schueren
     ------------------------                    -------------------------
Title: President & CEO                      Title: President
      -----------------------                     ------------------------

                                   EXHIBIT A

                                   EXHIBIT A

            SCHEDULE OF EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES


This Schedule of Exceptions is made and given pursuant to Section 2 of the Series B-1 Preferred Stock Purchase Agreement dated as of February 27, 1998 between Epimmune Inc. and Cytel Corporation.


                                      NONE

                                   EXHIBIT B

                                  EPIMMUNE INC.

                            INVESTOR RIGHTS AGREEMENT


         This INVESTOR RIGHTS AGREEMENT (the "Investor Rights Agreement") is entered into as of the 27th day of February, 1998, by and among EPIMMUNE INC., a Delaware corporation (the "Company"), G.D. SEARLE & CO., a Delaware corporation ("Searle"), CYTEL CORPORATION, a Delaware corporation ("Cytel") (collectively, Searle and Cytel shall be referred to as the "Investors").

                                    RECITALS

         WHEREAS, the Company proposes to sell and issue 1,032,149 shares of its Series B Preferred Stock, $0.001 par value (the "Series B Preferred"), to Searle pursuant to the Series B Preferred Stock Purchase Agreement of even date herewith (the "Series B Stock Purchase Agreement");

         WHEREAS, the Company proposes to sell and issue 659,898 shares of its Series B-1 Preferred Stock, $0.001 par value (the "Series B-1 Preferred"), to Cytel pursuant to the Series B-1 Preferred Stock Purchase Agreement of even date herewith (the "Series B-1 Stock Purchase Agreement");

         WHEREAS, as a condition of entering into the Series B Stock Purchase Agreement and the Series B-1 Stock Purchase Agreement, the Investors requested that the Company extend to it registration rights and other rights as set forth below; and

         WHEREAS, this Investor Rights Agreement shall be effective only upon the closing of the Series B Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Series B Stock Purchase Agreement and the Series B-1 Stock Purchase Agreement, the parties mutually agree as follows:

1.   GENERAL.

     1.1 DEFINITIONS. As used in this Investor Rights Agreement the following terms shall have the following respective meanings:

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

           "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.8 hereof.

           "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act in which the Company receives gross proceeds of at least $15 million.


                                       1.

           "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

           "REGISTRABLE SECURITIES" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

           "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

           "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

           "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

           "SHARES" shall mean the Company's Series B Preferred and Series B-1 Preferred.

           "SEC" or "COMMISSION" means the Securities and Exchange Commission.

2.   RESTRICTIONS ON TRANSFER; REGISTRATION.

     2.1   RESTRICTIONS ON TRANSFER.

           (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                 (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                 (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.


                                       2.

                 (iii)  Notwithstanding the provisions of paragraphs (a)(i) and
(a)(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

           (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement or any other applicable agreement or instrument):

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

           (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

           (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2 "PIGGY-BACK" REGISTRATIONS. In the event that shares of the Company's equity securities held by any selling stockholder are included in a registration statement under the Securities Act for purposes of the Company's Initial Offering, the Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of such registration statement and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder on a pro rata basis with the securities of such other selling stockholders to be included in the Registration Statement. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after the above-described notice from the Company, so notify the Company in writing.


                                       3.

           (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; and second, to any stockholder of the Company (including the Holders) on a pro rata basis based on the total number of Registrable Securities held by the Holders and securities held by such other stockholders; provided that no such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.

           (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3 hereof.

     2.3 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section
2.2 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

     2.4 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

           (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

           (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.


                                       4.

           (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

           (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

           (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

           (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

           (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

     2.5 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted to a Holder under this Section 2 shall terminate and be of no further force and effect upon completion of the distribution of the Company's Common Stock in the Company's Initial Offering.

     2.6 FURNISHING INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.


                                       5.

     2.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2.2:

           (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

           (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.7 exceed the proceeds from the offering received by such Holder.


                                       6.

           (c)   Promptly after receipt by an indemnified party under this
Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.


           (d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

           (e)   The obligations of the Company and Holders under this Section
2.7 shall survive completion of any offering of Registrable Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.


                                       7.

     2.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) is a subsidiary, affiliate, parent, general partner, limited partner or retired partner of a Holder, or (ii) is a Holder's family member, a trust for the benefit of an individual Holder or such Holder's family members or a partnership or other entity all of whose beneficial ownership is held by the Holder or such Holder's family members; provided, however, (A) the transferor shall, within ten
(10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

     2.9 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder unless the Company also grants such registration rights to the Holders.

     2.10 "MARKET STAND-OFF" AGREEMENT. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that the Company, all officers and directors of the Company and any other selling stockholders enter into similar agreements (subject to customary exceptions).

     The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

     2.11 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

           (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

           (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                                       8.

           (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.   COVENANTS OF THE COMPANY.

     3.1   FINANCIAL INFORMATION AND REPORTING.

           (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish to Searle a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by (i) a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors and reasonably acceptable to Searle, and
(ii) a certificate executed by an officer of the Company certifying that the terms of the Series B Preferred and the terms of all other material agreements between Searle and the Company, other than that certain License and Collaboration Agreement dated as of February 27, 1998 (the "Collaboration Agreement") between the Company and Searle and any other agreements entered between the Company and Searle in connection with the Collaboration Agreement, have been complied with.

           (b) So long as Searle shall own not less than 5% of the Company's outstanding capital stock, the Company will furnish Searle prior to the beginning of each fiscal year a budget on a monthly basis for such fiscal year (and as soon as available, any subsequent revisions thereto);

           (c) The Company will furnish to Searle promptly after distribution (and in any event within 10 days after distribution) other reports of the Company that are publicly distributed, including written communications made generally available to the Company's Stockholders or the financial community.

           (d) The Company will furnish to each member of the Company's Board of Directors, as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income of the Company for such month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.


                                       9.

     3.2 INSPECTION RIGHTS. Searle shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its directors, officers, employees and independent public accountants, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested.

     3.3 SEARLE APPROVAL. The Company shall not without the prior written consent of Searle enter into any agreement which by its terms restricts the Company's performance of the terms of the Series B Preferred Stock, the Series B Stock Purchase Agreement or this Investor Rights Agreement.

     3.4 INSIDER TRANSACTIONS. The Company shall not without the approval of a majority of the Board of Directors, with all non-interested Directors voting and the approval of the Director designated by Searle (the "Designated Director"), authorize or enter into any transactions with any director or management employee, or such director's or employee's immediate family, other than indemnification and employment related transactions on customary terms.

     3.5 DIRECTORS' FEES AND EXPENSES. For so long as Searle is entitled to designate a representative to the Company's Board of Directors, the Company covenants to (i) reimburse the Designated Director for all reasonable costs associated with attending meetings of the Board of Directors, and (ii) pay the Designated Director any compensation paid to other members of the Company's Board of Directors in connection with the performance of their duties as a Director.

     3.6 CONFIDENTIALITY OF RECORDS. Searle agrees to keep confidential, and to use its best efforts to insure that its authorized representatives keep confidential, any information furnished or made available to it hereunder in accordance with Section 3.7 of the Series B Stock Purchase Agreement.

     3.7 BY-LAWS. The Company shall not, without prior written consent of Searle, take any action to amend the By-laws of the Company to (i) change the designated number of directors from five members or (ii) amend Section 22(b) of
Article IV of such By-laws.

     3.8 TERMINATION OF COVENANTS. The covenants of the Company set forth in Sections 3.1(a) and (b), 3.2, 3.3 and 3.7 of this Agreement shall expire and terminate on the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering, or (ii) the date on which Searle shall own less than 5% of the Company's outstanding capital stock determined on a fully-diluted, as-converted basis. The covenants of the Company set forth in Sections 3.1(c) and (d) and 3.4 of this Agreement shall expire and terminate on the date on which Searle shall own less than 5% of the Company's outstanding capital stock.

4.  RIGHT OF FIRST REFUSAL.

     4.1 SUBSEQUENT OFFERINGS. Searle shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Searle's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which Searle is deemed to hold immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.


                                      10.

     4.2 EXERCISE OF RIGHT. If the Company proposes to issue any Equity Securities, it shall give Searle written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Searle shall have forty-five (45) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased; provided, however, if the Company reasonably requests in the Company's original notice that Searle respond within thirty (30) days (due to timing considerations relating to the closing of the issuance of such Equity Securities), then Searle shall be required to respond to such notice within thirty (30) days. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to Searle if such offer or sale would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale; provided, however, the Company agrees to use its reasonable best efforts to take whatever action may be necessary or appropriate to comply with applicable Federal Securities laws in connection with such offer or sale.

     4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If Searle does not elect to purchase its pro rata share of the Equity Securities, then the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which Searle's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to Searle pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to Searle in the manner provided above.

     4.4 TERMINATION OF RIGHT OF FIRST REFUSAL. The right of first refusal established by this Section 4 shall terminate on the first to occur of (i) the effective date of the registration statement pertaining to the Company's Initial Offering or (ii) the first date on which Searle sells, assigns or otherwise transfers any of the Shares (other than to a subsidiary, affiliate or parent or in connection with an assignment as provided in Section 7.5 of the Series B Purchase Agreement or Section 7.5 of the Series B-1 Purchase Agreement, as applicable). The right of first refusal shall not apply to the Company's Initial Offering.

     4.5 TRANSFER OF RIGHT OF FIRST REFUSAL. The right of first refusal of the Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.8.


                                      11.

     4.6   EXCLUDED SECURITIES. The right of first refusal established by this
Section 4 shall have no application to any of the following Equity Securities:

           (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

           (b) stock issued pursuant to any rights, agreements, options or warrants outstanding as of the date of this Agreement and stock issued pursuant to any rights, agreements, options or warrants granted after the date of this Agreement, provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights, agreements, options or warrants;

           (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination whereby the stockholders of the Company will own more than fifty percent (50%) of the voting power of the combined entity;

           (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

           (e) shares of Common Stock issued upon conversion of the Shares or the Series A Preferred Stock;

           (f) any Equity Securities issued pursuant to any equipment leasing arrangement; and

           (g) shares of the Company's Common Stock or Preferred Stock issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing, corporate partnering or distribution arrangements or (ii) technology transfer, research or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Company's Board of Directors.

5.   MISCELLANEOUS.

     5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California, as applied to contracts executed and performed entirely within the State of California, without regard to conflicts of laws rules.

     5.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.


                                      12.

     5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     5.4 SEVERABILITY. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     5.5   AMENDMENT AND WAIVER.

           (a) Except as otherwise expressly provided, any provision of this Agreement (other than Sections 3 and 4) may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only upon the written consent of the Company and the Holders of at least a majority of the Registrable Securities. Any amendment or waiver of any provisions of this Agreement (other than Sections 3 and 4) effected in accordance with this Agreement shall be binding upon each Holder and the Company. By acceptance of any benefits under this Agreement, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

           (b)   Except as otherwise expressly provided, any provision of
Section 3 and 4 of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only upon the written consent of the Company and Searle.

     5.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     5.7 NOTICES. Any notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid, addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

                                      13.

THE COMPANY:                    Epimmune Inc.
                                6555 Nancy Ridge Drive, Suite 200
                                San Diego, California  92121
                                Attention:  President
                                Tel:  (619) 404-7171
                                Fax:  (619) 404-7177

with a copy to:                 Cooley Godward LLP
                                4365 Executive Drive, Suite 1100
                                San Diego, California 92121
                                Attention: Frederick T. Muto, Esq.
                                Tel:  (619) 550-6000
                                Fax:  (619) 453-3555

SEARLE:                         G.D. Searle & Co.
                                P.O. Box 5110
                                Chicago, Illinois 60680-5110
                                Attention: Vice President, Business Development
                                Tel: (847) 982-7000
                                Fax: (847) 470-1480

with a copy to:                 G.D. Searle & Co.
                                P.O. Box 5110
                                Chicago, Illinois 60680-5110
                                Attention: General Counsel
                                Tel:  (847) 982-7000
                                Fax:  (847) 967-2045

CYTEL:                          Cytel Corporation
                                3525 John Hopkins Court
                                San Diego, California  92121
                                Attention:  President
                                Tel:  (619) 552-3000
                                Fax:  (619) 552-8801

with a copy to:                 Cooley Godward LLP
                                4365 Executive Drive, Suite 1100
                                San Diego, California 92121
                                Attention: Frederick T. Muto, Esq.
                                Tel:  (619) 550-6000
                                Fax:  (619) 453-3555

     5.8 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.


                                      14.

     5.9 PRONOUNS. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

     5.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.








                                      15.

         IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date set forth in the first paragraph hereof.


COMPANY:                                 INVESTORS:



EPIMMUNE INC.                            G.D. SEARLE & CO.


By:________________________________      By:__________________________________
Title:_____________________________      Title:_______________________________



                                         CYTEL CORPORATION


                                         By:__________________________________
                                         Title:_______________________________

                                   EXHIBIT C

                                  EPIMMUNE INC.

                                VOTING AGREEMENT


         THIS VOTING AGREEMENT (the "Agreement") is made and entered into this 27th day of February, 1998, by and among Epimmune Inc., a Delaware corporation (the Company"), Cytel Corporation, a Delaware corporation (the "Key Stockholder"), and G.D. Searle & Co., a Delaware corporation (the "Investor").

                                 6 WITNESSETH:

         WHEREAS, the Key Stockholder is the beneficial owner of an aggregate of Six Million (6,000,000) shares of the Series A Preferred Stock (the "Series A Preferred") of the Company;

         WHEREAS, the Company proposes to sell shares (the "Investor Shares") of its Series B Preferred Stock (the "Series B Preferred") to the Investor pursuant to the Series B Preferred Stock Purchase Agreement (the "Series B Stock Purchase Agreement") of even date herewith;

         WHEREAS, the Company proposes to sell shares of its Series B-1 Preferred Stock (the "Series B-1 Preferred"), to the Key Stockholder pursuant to the Series B-1 Preferred Stock Purchase Agreement (the "Series B-1 Stock Purchase Agreement") of even date herewith (collectively, the sale of Series B and Series B-1 Preferred Stock shall be referred to as the "Financing");

         WHEREAS, in connection with the consummation of the Financing, the Key Stockholder has agreed to provide for the future voting of its shares of the Company's capital stock as set forth below; and

         WHEREAS, this Agreement shall be effective only upon the closing of the Series B Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   VOTING.

     1.1 SHARES. The Key Stockholder agrees to hold all shares of voting capital stock of the Company (including but not limited to all shares of Common Stock issued upon conversion of the Company's Series A Preferred and Series B-1 Preferred) registered in its name or beneficially owned by it as of the date hereof (and any and all other securities of the Company legally or beneficially acquired by the Key Stockholder after the date hereof) (hereinafter collectively referred to as the "Shares") subject to, and to vote the Shares in accordance with, the provisions of this Agreement.


                                       1.

     1.2 ELECTION OF DIRECTOR. On all matters relating to the election of directors of the Company, the Key Stockholder agrees to vote all Shares held by it (or the holders thereof shall consent pursuant to an action by written consent of the stockholders) so as to elect to the Company's Board of Directors one (1) individual nominated by the holders of a majority in interest of the Investor Shares. On all matters relating to the election of directors of the Company, the Investor agrees to vote all Investor Shares held by it (or the holders thereof shall consent pursuant to an action by written consent of the stockholders) so as to elect to the Company's Board of Directors one (1) individual nominated by the holders of a majority in interest of the Investor Shares. Any vote taken to remove any director elected pursuant to this Section 1.2, or to fill any vacancy created by the resignation of a director elected pursuant to this Section 1.2, shall also be subject to the provisions of this
Section 1.2.

     1.3   LEGEND.

           (a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Shares, the following restrictive legend (the "Legend"):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

           (b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Shares theretofore represented by a certificate carrying the Legend.

     1.4 SUCCESSORS. The provisions of this Agreement shall be binding upon the successors in interest to any of the Shares. The Company shall not permit the transfer of any of the Shares on its books or issue a new certificate representing any of the Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Key Stockholder or Investor, as applicable; provided that this provision shall not apply to the extent of any sale or transfer of the Shares to the Investor.

     1.5 OTHER RIGHTS. Except as provided by this Agreement, the Key Stockholder and Investor shall exercise the full rights of a stockholder with respect to the Shares.


                                       2.

2.   TERMINATION

     2.1 This Agreement shall continue in full force and effect from the date hereof through (i) the date that all of the Shares are sold or otherwise transferred to the Investor, or (ii) the later of the following dates, on which it shall terminate in its entirety:

           (a) two (2) years from the date of the closing of a firm commitment underwritten public offering of the Company's Common Stock pursuant to a registration statement filed with, and declared effective under, the Securities Act of 1933, as amended, in which the Company receives gross proceeds of at least $15 million; or

           (b) at such time as the Investor holds less than five percent (5%) of the total shares of Common Stock and Preferred Stock outstanding of the Company on a fully-diluted, as-converted basis.

3.   MISCELLANEOUS

     3.1 OWNERSHIP. The Key Stockholder represents and warrants to the Investor that (a) it now owns the Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) it has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, the Key Stockholder enforceable in accordance with its terms.

     3.2 FURTHER ACTION. If and whenever the Shares are sold, the Key Stockholder or the personal representative of the Key Stockholder shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

     3.3 SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

     3.4 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California, as applied to contracts executed and performed entirely within the State of California, without regard to conflicts of laws rules.

     3.5 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties hereto.


                                       3.

     3.6 SEVERABILITY. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     3.7 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     3.8 ADDITIONAL SHARES. In the event that subsequent to the date of this Agreement any shares or other securities (other than any shares or securities of another corporation issued to the Company's stockholders pursuant to a plan of merger) are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

     3.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     3.10 ENTIRE AGREEMENT. This Agreement, along with the Series B Stock Purchase Agreement and each of the Exhibits thereto and the Series B-1 Stock Purchase Agreement and each of the Exhibits thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]



                                       4.

         IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.


COMPANY:                                    INVESTOR:

EPIMMUNE INC.                               G. D. SEARLE & CO.


By:_____________________________            By:____________________________
     President                              Title:_________________________


KEY STOCKHOLDER:

CYTEL CORPORATION


By:_____________________________
Title:__________________________

                                   EXHIBIT D

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  EPIMMUNE INC.


         Deborah Schueren and Robert W. Chesnut, Ph.D. do hereby certify that:

         FIRST: The original name of this corporation is Cytel Subsidiary, Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is April 25, 1997.

         SECOND: They are the duly elected and acting President and Secretary, respectively, of Epimmune Inc., a Delaware corporation.

         THIRD: The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

                                       I.

         The name of this Corporation is Epimmune Inc.

                                      II.

         The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

                                      III.

         The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

         A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Thirty million (30,000,000). Twenty million (20,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).

         B. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation (voting together on an as-if-converted basis).

         C. The rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:

              1. DIVIDEND RIGHTS. Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

              2. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote and shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of the Corporation and to vote upon such matters and in such manner as regulated by law.

              3. LIQUIDATION RIGHTS. Upon the liquidation, dissolution and winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 3 of Division (F) of this Article III hereof.

              4. REDEMPTIONS. The Common Stock is not redeemable.

         D. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. New series of Preferred Stock may be issued on parity with prior series of Preferred Stock, but not on a senior basis without stockholder approval of the outstanding Preferred Stock.

         E. Six million (6,000,000) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "Series A Preferred"), one million thirty-two thousand one hundred forty-nine (1,032,149) of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock (the "Series B Preferred") and six hundred fifty-nine thousand eight hundred ninety-eight (659,898) of the authorized shares of Preferred Stock are hereby designated "Series B-1 Preferred Stock (the "Series B-1 Preferred").

         F. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred, the Series B Preferred and the Series B-1 Preferred are as follows:

              1. DIVIDEND RIGHTS.

                 a. So long as any shares of Series A Preferred, Series B Preferred or Series B-1 Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared nor shall any other distribution be made, on any Common Stock (other than any dividend or distribution payable solely in Common Stock of the Corporation), unless a dividend is paid with respect to all outstanding shares of Series A Preferred, Series B Preferred and Series B-1 Preferred in an amount per share (on an as-if-converted to Common Stock basis) equal to the amount paid or set aside for each share of Common Stock.


                                       2.

                 b. No dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any series of Preferred Stock unless at the same time an equal dividend shall be paid on the shares of all other series of Preferred Stock.

              2. VOTING RIGHTS.

                 a. GENERAL RIGHTS. Except as otherwise provided herein or as required by law, the Series A Preferred, Series B Preferred and Series B-1 Preferred shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series A Preferred, Series B Preferred and Series B-1 Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series A Preferred, Series B Preferred and Series B-1 Preferred are convertible (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

                 b. SEPARATE VOTE OF SERIES A PREFERRED. For so long as any shares of Series A Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series A Preferred) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series A Preferred shall be necessary for effecting or validating the following actions:

                    (i) Any amendment, alteration, or repeal of any provision of this Certificate of Incorporation or the By-laws of the Corporation (including any filing of a Certificate of Designation), that adversely changes the rights, preferences, and privileges with respect to liquidation preference, voting or dividends of the Series A Preferred; or

                    (ii) Any agreement by the Corporation that by its terms restricts the Corporation from complying with the terms of the Series A Preferred or performing its obligations under any agreements to which the Corporation is a party pursuant to which the holder purchased such Series A Preferred.

                 c. SEPARATE VOTE OF SERIES B PREFERRED. For so long as any shares of Series B Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series B Preferred) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series B Preferred shall be necessary for effecting or validating the following actions:


                                       3.

                    (i) Any amendment, alteration, or repeal of any provision of this Certificate of Incorporation or the By-laws of the Corporation (including any filing of a Certificate of Designation), that adversely changes the rights, preferences, and privileges with respect to liquidation preference, voting or dividends of the Series B Preferred; or

                    (ii) Any agreement by the Corporation that by its terms, restricts the Corporation from complying with the terms of the Series B Preferred or performing its obligations under any agreements to which the Corporation is a party pursuant to which the holder purchased such Series B Preferred.

                 d. SEPARATE VOTE OF SERIES B-1 PREFERRED. For so long as any shares of Series B-1 Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series B Preferred) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series B-1 Preferred shall be necessary for effecting or validating the following actions:

                    (i) Any amendment, alteration, or repeal of any provision of this Certificate of Incorporation or the By-laws of the Corporation (including any filing of a Certificate of Designation), that adversely changes the rights, preferences, and privileges with respect to liquidation preference, voting or dividends of the Series B-1 Preferred; or

                    (ii) Any agreement by the Corporation that by its terms, restricts the Corporation from complying with the terms of the Series B-1 Preferred or performing its obligations under any agreements to which the Corporation is a party pursuant to which the holder purchased such Series B-1 Preferred.

              3. LIQUIDATION RIGHTS.

                 a. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of the Common Stock, (i) the holders of Series A Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of Series A Preferred equal to $1.3308 (the "Series A Original Issue Price") (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus all declared and unpaid dividends on the Series A Preferred Stock for each share of Series A Preferred held by them, (ii) the holders of Series B Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of Series B Preferred equal to $5.91 (the "Series B Original Issue Price") (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus all declared and unpaid dividends on the Series B Preferred Stock for each share of Series B Preferred held by them, and (iii) the holders of Series B-1 Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of Series B-1 Preferred equal to $5.91 (the "Series B-1 Original Issue Price") (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus all declared and unpaid dividends on the Series B-1 Preferred Stock for each share of Series B-1 Preferred held by them.


                                       4.

                 b. After the payment of the full liquidation preference of the Series A Preferred, Series B Preferred and Series B-1 Preferred as set forth in
Section 3(a) above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

                 c. The following events shall be considered a liquidation under this Section:

                    (i) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the Corporation's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred (an "Acquisition"); or

                    (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation (an "Asset Transfer").

                 d. If, upon any liquidation, distribution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Preferred, the Series B Preferred and the Series B-1 Preferred of the liquidation preference set forth in Section 3(a), then such assets shall be distributed among the holders of Series A Preferred, the Series B Preferred and the Series B-1 Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

              4. CONVERSION RIGHTS.

                 The holders of the Series A Preferred, Series B Preferred and Series B-1 Preferred shall have the following rights with respect to conversion of such shares into shares of Common Stock (the "Conversion Rights"):

                 a. OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 4, any shares of Series A Preferred, Series B Preferred and Series B-1 Preferred may, at the option of the holder, be converted at any time into fully paid and nonassessable shares of Common Stock. The number of shares to which a holder of Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Series A Preferred being converted. The number of shares to which a holder of Series B Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series B Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Series B Preferred being converted. The number of shares to which a holder of Series B-1 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series B-1 Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Series B-1 Preferred being converted.


                                       5.

                 b. CONVERSION RATES. The conversion rate in effect at any time for conversion of the Series A Preferred (the "Series A Conversion Rate") shall be the quotient obtained by dividing the Series A Original Issue Price by the "Series A Conversion Price," calculated as provided in Section 4(c). The conversion rate in effect at any time for conversion of the Series B Preferred (the "Series B Conversion Rate") shall be the quotient obtained by dividing the Series B Original Issue Price by the "Series B Conversion Price," calculated as provided in Section 4(c). The conversion rate in effect at any time for conversion of the Series B-1 Preferred (the "Series B-1 Conversion Rate") shall be the quotient obtained by dividing the Series B Original Issue Price by the "Series B-1 Conversion Price," calculated as provided in Section 4(c).

                 c. CONVERSION PRICES. The conversion price for the Series A Preferred shall initially be the Series A Original Issue Price (the "Series A Conversion Price"). The conversion price for the Series B Preferred shall initially be the Series B Original Issue Price (the "Series B Conversion Price"). The conversion price for the Series B-1 Preferred shall initially be the Series B-1 Original Issue Price (the "Series B-1 Conversion Price"). The initial Series A, Series B and Series B-1 Conversion Prices shall be adjusted from time to time in accordance with this Section 4. All references to the Series A, Series B and Series B-1 Conversion Prices herein shall mean the Series A, Series B and Series B-1 Conversion Prices as so adjusted.

                 d. AUTOMATIC CONVERSION. Each share of Series A, Series B and Series B-1 Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable, upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale by the Corporation of Common Stock to the public in which the Company receives gross proceeds of at least $15 million.


                 e. MECHANICS OF CONVERSION. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 4(a) hereof, and before the Corporation shall be obligated to issue certificates for shares of Common Stock upon the automatic conversion of the Preferred Stock pursuant to Section 4(d) hereof, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued (except that no such written notice of intent to convert shall be necessary in the event of an automatic conversion pursuant to Section 4(d) hereof). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fractional shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Preferred Stock to be converted, except that in the case of an automatic conversion pursuant to
Section 4(d) hereof, such conversion shall be deemed to have been made immediately prior to the date of the offering referred to in Section 4(d). The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.


                                       6.

                 f. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the date that the first share of Series B Preferred is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Series A Conversion Price, Series B Conversion Price and Series B-1 Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Series A Conversion Price, Series B Conversion Price and Series B-1 Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this
Section 4(f) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                 g. ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Conversion Price, Series B Conversion Price and Series B-1 Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, Series B Conversion Price and Series B-1 Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, Series B Conversion Price and Series B-1 Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, Series B Conversion Price and Series B-1 Conversion Price shall be adjusted pursuant to this Section 4(g) to reflect the actual payment of such dividend or distribution.

                 h. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series A Preferred, Series B Preferred and Series B-1 Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series A Preferred, Series B Preferred or Series B-1 Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series A Preferred, Series B Preferred and Series B-1 Preferred or with respect to such other securities by their terms.



                                       7.

                 i. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred, Series B Preferred or Series B-1 Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series A Preferred, Series B Preferred or Series B-1 Preferred, as applicable, shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred, Series B Preferred or Series B-1 Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                 j. REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Preferred, Series B Preferred or Series B-1 Preferred, as applicable, shall thereafter be entitled to receive upon conversion of the Series A Preferred, Series B Preferred or Series B-1 Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A Preferred, Series B Preferred or Series B-1 Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series A Conversion Price, Series B Conversion Price or Series B-1 Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred, Series B Preferred or Series B-1 Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

                 k. SALE OF SHARES BELOW THE CONVERSION PRICES.

                    (i) If the Corporation issues or sells, or is deemed by the express provisions of this Section 4(k) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 4(g) above, and other than a subdivision or combination of shares of Common Stock as provided in
Section 4(f) above, for an Effective Price (as hereinafter defined) less than the then effective Series A Conversion Price, Series B Conversion Price or Series B-1 Conversion Price, as the case may be, then, and in each such case, the then existing Series A Conversion Price, Series B Conversion Price or Series B-1 Conversion Price, as the case may be, shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Conversion Price, the Series B Conversion Price or the Series B-1 Conversion Price, as the case may be, by a fraction (1) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of



                                       8.

Common Stock which the aggregate consideration received (as determined by the provisions of Section 4(k)(ii)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price, Series B Conversion Price or Series B-1 Conversion Price, as the case may be, and (2) the denominator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus (B) the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (a) the number of shares of Common Stock actually outstanding, (b) the number of shares of Common Stock into which the then outstanding shares of Series A Preferred, Series B Preferred and Series B-1 Preferred could be converted if fully converted on the day immediately preceding the given date, and (c) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities on the day immediately preceding the given date.

                    (ii) For the purpose of making any adjustment required under this Section 4(k), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                    (iii) For the purpose of the adjustment required under this
Section 4(k), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Series A Conversion Price, Series B Conversion Price or Series B-1 Conversion Price, as applicable, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any,


                                       9.

payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if, in the case of Convertible Securities, the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that, if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series A Conversion Price, Series B Conversion Price or Series B-1 Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series A Conversion Price, Series B Conversion Price or Series B-1 Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series A Conversion Price, Series B Conversion Price or Series B-1 Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A Preferred, Series B Preferred and Series B-1 Preferred.

                    (iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 4(k), whether or not subsequently reacquired or retired by the Corporation other than (A) shares of Common Stock issued upon conversion of the Series A Preferred, Series B Preferred or Series B-1 Preferred; and (B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) after the Original Issue Date to employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 4(k), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this
Section 4(k), for such Additional Shares of Common Stock.



                                      10.

                 l. NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation, by filing a Certificate of Designation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

                 m. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred, Series B Preferred or Series B-1 Preferred, as applicable.

                 n. NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

                 o. ISSUE TAXES. The holders of Series A Preferred, Series B Preferred and Series B-1 Preferred shall pay any and all issue, transfer and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred, Series B Preferred and Series B-1 Preferred pursuant hereto.

                 p. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, Series B Preferred and Series B-1 Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred, Series B Preferred and Series B-1 Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, Series B Preferred and Series B-1 Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. All shares of Common Stock which are issuable upon such conversion shall, when issued, be duly and validly issued, fully paid and nonassessable and free of all taxes, liens and charges.


                                      11.

                 q. FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred, Series B Preferred or Series B-1 Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

              5. REDEMPTION. The Series A Preferred, Series B Preferred and Series B-1 Preferred shall not be redeemable by the Corporation.

              6. NO REISSUANCE OF SERIES A PREFERRED, SERIES B PREFERRED OR SERIES B-1 PREFERRED. No share or shares of Series A Preferred, Series B or Series B-1 Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

              7. NO PREEMPTIVE RIGHTS. Stockholders shall have no preemptive rights except as granted by the Corporation pursuant to written agreements.

                                       V.

         For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the By-laws.

         B. The Board of Directors may from time to time make, amend, supplement or repeal the By-laws; provided, however, that the stockholders may change or repeal any By-law adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation; and, provided further, that no amendment or supplement to the By-laws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.



                                      12.

         C. The directors of the Corporation need not be elected by written ballot unless the By-laws so provide.

                                      VI.

         A. A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         FOURTH: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation.

         FIFTH: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation. The total number of outstanding shares entitled to vote or act by written consent was 6,000,000 shares of Series A Preferred Stock. A majority of the outstanding shares of Series A Preferred Stock approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and written notice was given by the Corporation in accordance with said Section 228.


                                      13.

         IN WITNESS WHEREOF, Epimmune Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by the President and Secretary in San Diego, California this _____ day of _____________, 1998.

                                             EPIMMUNE INC.


                                             _______________________________
                                             Deborah Schueren, President



ATTEST:



__________________________________
Robert W. Chesnut, Secretary